Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) effective as of the 11th day of March, 2019 to the Employment Agreement, initially effective as of July 31, 2018 (the “Employment Agreement”), by and between Adial Pharmaceuticals, Inc. (the “Corporation”) and Joseph Truluck (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its Chief Financial Officer; and

WHEREAS, in recognition of the hard work and performance by Executive, the Corporation desires to amend the Employment Agreement.

NOW THEREFORE, for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Amendment. Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Base Salary. During the Term of Employment, the Executive shall initially receive a base salary per annum of One Hundred Fifty Thousand Dollars ($150,000), payable in cash in accordance with the Company’s normal payroll practices as in effect from time to time. During the Term of Employment, the Board may periodically review the Executive’s base salary and the Board (excluding the Executive) may, in its sole discretion, set such base salary to an amount it determines to be appropriate, provided, however, that any reduction will qualify as Good Reason under Section 1.11. The Executive’s base salary, as may be in effect from time to time, is referred to herein as “Base Salary.””

2. Severability. The provisions of this Amendment are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Employment Agreement shall remain in full force and effect. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the Commonwealth of Virginia without regard to its choice or conflict of law principles and the parties agree to Virginia as the exclusive venue for any disputes arising hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Employment Agreement to be duly executed as of the day and year first above written.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ William B. Stilley
Name:	William B. Stilley, III
Title:	Chief Executive Officer

/s/ Joseph Truluck
JOSEPH TRULUCK